EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT


                                  dated as of


                               December 13, 2000


                                    between

                                MARCHFIRST, INC.

                                      and

                                 FP-LION, L.L.C.


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                               TABLE OF CONTENTS
                                  -------------

                                                                           PAGE
                                                                           ----

ARTICLE 1 Definitions........................................................1
         SECTION 1.1 Definitions.............................................1
ARTICLE 2 Purchase and Sale of Securities....................................5
         SECTION 2.1 Commitment to Purchase..................................5
         SECTION 2.2 The Closing.............................................5
ARTICLE 3 Representations and Warranties of the Issuer.......................6
         SECTION 3.1 Corporate Existence and Power...........................6
         SECTION 3.2 Corporate Authorization.................................6
         SECTION 3.3 Governmental Authorization..............................6
         SECTION 3.4 Noncontravention........................................7
         SECTION 3.5 Capitalization..........................................7
         SECTION 3.6 Subsidiaries............................................8
         SECTION 3.7 Financial Statements....................................8
         SECTION 3.8 Absence of Certain Changes..............................9
         SECTION 3.9 No Material Undisclosed Liabilities.....................9
         SECTION 3.10 Litigation.............................................9
         SECTION 3.11 Compliance with Laws...................................9
         SECTION 3.12 SEC Reports...........................................10
         SECTION 3.13 Material Contracts....................................10
         SECTION 3.14 Finders' Fees.........................................10
         SECTION 3.15 Offering of Securities................................10
         SECTION 3.16 Intellectual Property.................................10
         SECTION 3.17 Environmental Compliance..............................11
         SECTION 3.18 Employment Matters; ERISA.............................11
         SECTION 3.19 Taxes.................................................12
         SECTION 3.20 Regulatory Matters....................................12
         SECTION 3.21 Property..............................................13
         SECTION 3.22 Proxy Materials.......................................13
         SECTION 3.23 State Takeover Statutes...............................13
ARTICLE 4 Representations and Warranties of the Purchaser...................14
         SECTION 4.1 Corporate Existence and Power..........................14
         SECTION 4.2 Authorization..........................................14
         SECTION 4.3 Governmental Authorization.............................14
         SECTION 4.4 Noncontravention.......................................14
         SECTION 4.5 Finders' Fees..........................................14
         SECTION 4.6 Purchase for Investment................................15
         SECTION 4.7 Proxy Materials........................................15


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ARTICLE 5 Covenants of the Issuer...........................................15
         SECTION 5.1 Access to Information..................................15
         SECTION 5.2 Certificates of Designations...........................15
         SECTION 5.3 Restrictions Pending the Closing.......................15
         SECTION 5.4 Reservation of Shares..................................16
         SECTION 5.5 Other Transfers of Restricted Securities...............17
ARTICLE 6 Covenants of the Purchaser........................................17
         SECTION 6.1 Confidentiality........................................17
         SECTION 6.2 Standstill.............................................18
         SECTION 6.3 Hedging Restrictions...................................18
         SECTION 6.4 Agreements Pending the Closing.........................18

ARTICLE 7 Covenants of the Issuer and the Purchaser.........................18
         SECTION 7.1 Required Regulatory Approvals; Reasonable Best
                     Efforts; Further Assurances............................18
         SECTION 7.2 Certain Filings........................................19
         SECTION 7.3 Public Announcements...................................19
         SECTION 7.4 Tax Consistency........................................19
ARTICLE 8 Conditions Precedent to Closing...................................19
         SECTION 8.1 Conditions to Each Party's Obligations.................19
         SECTION 8.2 Conditions to the Purchaser's Obligations..............20
         SECTION 8.3 Conditions to Issuer's Obligations.....................20
ARTICLE 9 Miscellaneous.....................................................21
         SECTION 9.1 Notices................................................21
         SECTION 9.2 No Waivers; Amendments.................................21
         SECTION 9.3 Survival...............................................21
         SECTION 9.4 Indemnification........................................22
         SECTION 9.5 Procedures.............................................22
         SECTION 9.6 Expenses; Documentary Taxes............................23
         SECTION 9.7 Termination............................................23
         SECTION 9.8 Successors and Assigns.................................24
         SECTION 9.9 Governing Law..........................................24
         SECTION 9.10 Jurisdiction..........................................24
         SECTION 9.11 Counterparts..........................................25
         SECTION 9.12 Entire Agreement......................................25
         SECTION 9.13 Waiver of Jury Trial..................................25
         SECTION 9.14 Severability..........................................25


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                          EXHIBITS, ANNEX AND SCHEDULE

Exhibit A -- Form of Certificate of Designations for Series A Preferred Exhibit B -- Form of Certificate of Designations for Series B Preferred Exhibit C -- Form of Registration Rights Agreement


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                            STOCK PURCHASE AGREEMENT


AGREEMENT dated as of December 13, 2000 between marchFIRST, Inc., a Delaware corporation (the "ISSUER"), and FP-Lion, L.L.C., a Delaware limited liability company (the "PURCHASER").

         WHEREAS, the Issuer desires to sell the Securities (as defined below) to the Purchaser, and the Purchaser desires to purchase the Securities from the Issuer, upon the terms and subject to the conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                  Definitions

         SECTION 1.1          DEFINITIONS.

                  (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; PROVIDED that neither the Purchaser nor any of its Subsidiaries shall be considered an Affiliate of the Issuer.

         "AGREEMENT" means this Agreement, as it may be amended from time to time.

         "APPLICABLE LAW" means any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, requirement, ruling or decision of, agreement with, or by any Governmental Authority.

         "BALANCE SHEET" means the consolidated balance sheet of the Issuer and its Subsidiaries as of the Balance Sheet Date.

         "BALANCE SHEET DATE" means September 30, 2000.

         "BENEFIT ARRANGEMENT" means any employee benefit plan within the meaning of Section 3(3) of ERISA or any other employment or employee arrangement, severance arrangement or employment agreement, which is maintained or otherwise contributed to by any member of the ERISA Group and covers any current or former employee of Issuer.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "CERTIFICATES OF DESIGNATIONS" means the Series A Certificate of Designations and the Series B Certificate of Designations.


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         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the U.S. Securities and Exchange Commission or any governmental body succeeding to the functions thereof.

         "COMMON STOCK" means the common stock, par value $.001 per share, of the Issuer.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ENVIRONMENTAL LIABILITIES" means all liabilities of the Issuer and each of its Subsidiaries, whether contingent or fixed, known or unknown, which
(i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA GROUP" means the Issuer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414 of the Code.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FEE AGREEMENT" means the fee agreement dated the date hereof between the Issuer and Francisco Partners GP, LLC.

         "GOVERNMENTAL AUTHORITY" means any governmental body, agency or official of any country or political subdivision of any country, including, but not limited to, federal, state, county and local governments, administrative agencies and courts.

         "HAZARDOUS SUBSTANCE" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to Lien any asset that it has acquired or


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holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "MATERIAL ADVERSE EFFECT" means any change or effect (or aggregation of changes and effects) that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Issuer and its Subsidiaries, taken as a whole, excluding any such effects resulting solely from (i) changes or conditions generally affecting the industries in which the Issuer and its Subsidiaries currently operate or (ii) changes in general economic, regulatory or political conditions.

         "PERSON" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED STOCK" means the preferred stock, par value $.001 per share, of the Issuer.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, substantially in the form attached as Exhibit C hereto.

         "REGULATED ACTIVITY" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "SEC REPORTS" means the forms, reports and documents required to be filed with the Commission by the Issuer pursuant to the Exchange Act or the Securities Act from and after January 1, 2000.

         "SECURITIES" means the Series A Preferred and the Series B Preferred.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES A CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of Series A 8% Senior Convertible Participating Preferred Stock, substantially in the form attached as Exhibit A hereto.

         "SERIES B CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of Series B 12% Senior Participating Preferred Stock, substantially in the form attached as Exhibit B hereto.

         "SERIES A PREFERRED" means the Issuer's Series A 8% Senior Participating Convertible Preferred Stock, par value $.001 per share.

         "SERIES B PREFERRED" means the Issuer's Series B 12% Senior Participating Preferred Stock, par value $.001 per share.

         "SIGNIFICANT SUBSIDIARY" shall have the meaning assigned to such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.


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         "SUBSIDIARY" means, with respect to any Person, any other Person of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "TAX" (and, with correlative meaning, "TAXES") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Issuer or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Issuer or any of its Subsidiaries, as the case may be, imposed by any Governmental Authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) in the case of the Issuer or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Issuer or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) any liability of the Issuer or any of its Subsidiaries for the payment of any amount as a result of being a party to any tax sharing agreement or with respect to the payment of any amount of the type described in
(i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement).

         Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                     SECTION

10-K                                                         3.9
10-Qs                                                        3.9
Agreements                                                   3.2
Agreed Disclosure                                            7.3
Authorizations                                              3.20
Closing                                                   2.2(a)
Closing Date                                              2.2(a)
Closing Failure                                           9.7(a)
Damages                                                   9.4(a)
Indemnified Party                                            9.5
Indemnifying Party                                           9.5
Intellectual Property                                       3.16
Issuer                                                  Preamble
Issuer Securities                                         3.5(b)
Material Contract                                           3.13
Proxy Statement                                             3.21
Purchase Price                                              3.21


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TERM                                                     SECTION

Purchaser                                           Preamble Regulatory
Authorities                                                 3.3
Representatives                                             6.1
Returns                                                     3.19
Series A Preferred Price                                    2.1
Series B Preferred Price                                    2.1
Signing 8-K                                                 7.3
Signing Release                                             7.3
Subsidiary Securities                                       3.6(b)
Warranty Breach                                             9.4(a)


                                   ARTICLE 2
                        Purchase and Sale of Securities

         SECTION 2.1 COMMITMENT TO PURCHASE. Upon the basis of the representations and warranties of the Purchaser herein contained, but subject to the terms and conditions hereinafter stated, the Issuer agrees to sell to the Purchaser, and the Purchaser, upon the basis of the representations and warranties of the Issuer herein contained, but subject to the terms and conditions hereinafter stated, agrees to purchase from the Issuer at the Closing (a) 63,053 shares of Series A Preferred for an aggregate purchase price of $63,053,000 (the "SERIES A PREFERRED PRICE") and (b) 86,947 shares of Series B Preferred for an aggregate purchase price of $86,947,000 (the "SERIES B PREFERRED PRICE," together with the Series A Preferred Price, the "PURCHASE PRICE").

         SECTION 2.2 THE CLOSING.

                  (a) The closing (the "CLOSING") of the purchase and sale of the Securities hereunder shall take place at 10:00 a.m., Central Time, at the offices of Katten Muchin Zavis, 525 West Monroe Street, Chicago, Illinois 60661, as soon as possible after satisfaction of the conditions set forth in Article 8, or at such other time or place as the Purchaser and the Issuer may agree. Each of the Purchaser and the Issuer shall use their reasonable best efforts to cause such Closing to occur on or before December 29, 2000. The date and time of closing are referred to herein as the "CLOSING DATE."

                  (b) At the Closing, the Purchaser shall deliver to the Issuer, by wire transfer to an account designated by the Issuer, an amount, in immediately available funds, equal to the aggregate purchase price of the Securities being purchased by the Purchaser from the Issuer.

                  (c) At the Closing, the Issuer shall deliver to the Purchaser, against payment of the purchase price by the Purchaser to the Issuer, duly executed certificates evidencing the shares of Series A Preferred and Series B Preferred being purchased by the Purchaser from the Issuer, in each case in definitive form and registered in such name or names as


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         the Purchaser shall request not later than two Business Days prior to the Closing Date.

                  (d) At the Closing, the Issuer shall deliver to Francisco Partners GP, LLC, a Delaware limited liability company, by wire transfer to an account designated by the Purchaser, an amount, in immediately available funds, equal to the fee and reimbursement of expenses to be paid or reimbursed to the Purchaser by the Issuer pursuant to the Fee Agreement.

                                   ARTICLE 3
                  Representations and Warranties of the Issuer

The Issuer represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that, except as set forth in the Disclosure Letter delivered by the Issuer to the Purchaser contemporaneously herewith:

         SECTION 3.1 CORPORATE EXISTENCE AND POWER. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Issuer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. The Issuer has heretofore made available to the Purchaser or its counsel true and complete copies of the certificate of incorporation and bylaws of the Issuer as currently in effect. The Issuer currently has no stockholders' rights plan or similar plan in effect.
         SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Issuer of this Agreement, the Fee Agreement and the Registration Rights Agreement (collectively, the "AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby are within the Issuer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Issuer. The execution, delivery and performance by the Issuer of the Agreements, and the consummation of the transactions contemplated hereby and thereby do not require the approval of the stockholders of the Issuer. The Agreements constitute legal, valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their respective terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, (ii) for limitations imposed by general principles of equity and (iii) as enforcement with respect to indemnification and contribution may be limited by applicable securities laws or public policy. The shares of Common Stock issuable upon conversion of, or exercise of any right of the holder to require the Issuer to redeem, the Securities will, when issued, be validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens other than Liens arising as a result of the status or actions of the Purchaser.

         SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Issuer of the Agreements and the consummation by the Issuer of the transactions contemplated hereby and thereby require no consent, approval, authorization or other action by or in respect of any Governmental Authority or other party except (i) compliance with any


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applicable filing requirements of the Exchange Act, (ii) the filing of the
Certificates of Designations in accordance with the law of the State of Delaware, (iii) compliance with the applicable requirements of the HSR Act,
(iv) the filing of the notice of listing referred to in Section 8.1(e) and (v) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

         SECTION 3.4 NONCONTRAVENTION. The execution, delivery and performance by the Issuer of the Agreements, and the consummation by the Issuer of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of the Issuer or any Subsidiary of the Issuer, (ii) assuming compliance with the matters referred to in Section 3.3, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of the Issuer or any Subsidiary of the Issuer or to a loss of any material benefit to which the Issuer or any Subsidiary of the Issuer is entitled under any provision of any agreement or other instrument binding upon the Issuer or any Subsidiary of the Issuer or (iv) result in the creation or imposition of any Lien on any material asset of the Issuer or any Subsidiary of the Issuer, except for, in the case of clauses (ii), (iii) and (iv), such matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.5 CAPITALIZATION.

                  (a) The authorized capital stock of the Issuer consists of 500,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. As of the date hereof, there were issued and outstanding the following shares of such stock: 158,426,177 shares of Common Stock and no shares of Preferred Stock.

                  (b) All of the outstanding shares of Common Stock are duly authorized, were validly issued and are fully paid and nonassessable. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Issuer. As of the date hereof and other than in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Issuer requiring, and there are no outstanding debt or equity securities of the Issuer which upon the conversion, exchange or exercise thereof would require, the issuance, sale or transfer by the Issuer of any new or additional equity interests in the Issuer (or any other securities of the Issuer) or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Issuer. There are no voting trusts, stockholder agreements, material proxies or other agreements or understandings to which the Issuer or any of its Subsidiaries is a party with respect to the voting or transfer or registration of shares of capital stock of the Issuer. Neither the offer nor the issuance or sale of the Securities constitutes or will constitute an event under any capital stock or convertible security or any anti-dilution or similar provision of any agreement or instrument to which the Issuer is a party or by which it is bound or affected, which shall either increase the number of shares of capital stock issuable upon conversion of any securities or upon


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         exercise of any warrant or right to subscribe to or purchase any stock or similar security, or decrease the consideration per share of capital stock to be received by the Issuer upon such conversion or exercise.

                  (c) The issuance, sale and delivery of the Securities has been duly authorized by all requisite corporate action on the part of the Issuer and the Securities when issued and delivered in accordance with the terms of the applicable Certificate of Designations and this Agreement will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and delivered and not subject to preemptive or other similar rights of the stockholders of the Issuer.

         SECTION 3.6 SUBSIDIARIES.

                  (a) Each of the Issuer's material Subsidiaries including, without limitation, any Significant Subsidiary of the Issuer, is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all powers (corporate or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each such Subsidiary of the Issuer is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect.

                  (b) All of the outstanding capital stock or other voting securities or other equity interests of each Subsidiary of the Issuer (other than directors' qualifying shares) is owned by the Issuer, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other equity interests). There are no outstanding (i) securities of the Issuer or any Subsidiary of the Issuer convertible into or exchangeable for shares of capital stock or voting securities or other equity securities of any Subsidiary of the Issuer or (ii) options or other rights to acquire from the Issuer or any Subsidiary of the Issuer, or other obligation of the Issuer or any Subsidiary of the Issuer to issue, any capital stock, voting securities, other equity interests or securities convertible into or exchangeable for capital stock or voting securities or other equity interests of any Subsidiary of the Issuer (the items in clauses 3.6(b)(i) and 3.6(b)(ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Issuer or any Subsidiary of the Issuer to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.7 FINANCIAL STATEMENTS. The consolidated financial statements of the Issuer contained in the SEC Reports (or, in the case of any amended SEC Report, in the SEC Report as so amended) complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in conformity with generally accepted accounting principles (except as may be indicated in the notes thereto), the consolidated


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financial position of the Issuer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements, which adjustments will not be material either individually or in the aggregate).

         SECTION 3.8 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date through the date of this Agreement, the business of the Issuer and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or an adverse effect on the ability of the Issuer to perform its obligations under this Agreement.

         SECTION 3.9 NO MATERIAL UNDISCLOSED LIABILITIES. Through the date of this Agreement, there are no liabilities of the Issuer or any Subsidiary of the Issuer of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected, individually or in the aggregate, to result in such a liability, other than:

                           (i) liabilities provided for in the Balance Sheet or
                  disclosed in the notes thereto or in the Form 10-K of the Issuer for the year ended December 31, 1999 (the "10-K"), or in the Forms 10-Q of the Issuer for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (the "10-Qs");

                           (ii) liabilities incurred since the Balance Sheet
                  Date in the ordinary course of business consistent with past practices;

                           (iii) liabilities under the Agreements or incurred in
                  connection with the transactions contemplated by the Agreements; and

                           (iv) other undisclosed liabilities which,
                  individually or in the aggregate, are not material to the Issuer and its Subsidiaries, taken as a whole.

         SECTION 3.10 LITIGATION. Through the date of this Agreement, except as disclosed in the SEC Reports, there is no action, suit, investigation or proceeding (or, to the knowledge of the Issuer, any basis therefor) pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Subsidiary of the Issuer or any of their respective properties before any court or arbitrator or any governmental body, agency or official which could have, individually or in the aggregate, a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Agreements.

         SECTION 3.11 COMPLIANCE WITH LAWS. Neither the Issuer nor any Subsidiary of the Issuer is in violation of, or has violated or been threatened to be charged with or given notice of any violation of, or to the best knowledge of the Issuer, is under investigation with respect to any Applicable Law, in each case other than any such violations that could not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect.


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


         SECTION 3.12 SEC REPORTS. The Issuer has filed all required SEC Reports when due (or within permitted extension periods) in accordance with the Exchange Act. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.13 MATERIAL CONTRACTS. Except to the extent fully performed or terminated pursuant to its terms, each of the agreements, contracts, leases and commitments listed as an exhibit to the 10-K, any of the 10-Qs or any Form 8-K filed by the Issuer with the Commission since January 1, 1999 (each, a "MATERIAL CONTRACT") is a legal, valid and binding agreement of the Issuer or a Subsidiary of the Issuer, as the case may be, and is in full force and effect, and none of the Issuer, such Subsidiary or, to the knowledge of the Issuer, any other party thereto is in default or breach, in each case except for any such default or breach that could not have, individually or in the aggregate, a Material Adverse Effect, and, to the best knowledge of the Issuer, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, except for an event of default that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.14 FINDERS' FEES. Except for Credit Suisse First Boston, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Issuer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.15 OFFERING OF SECURITIES. Neither Issuer nor any Person acting on Issuer's behalf has taken or will take any action (including, without limitation, any offering of any securities of the Issuer under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Securities) which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

         SECTION 3.16 INTELLECTUAL PROPERTY. The Issuer and each of its Subsidiaries owns, or has the legal right to use, all material patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes and other intellectual property rights necessary for each of them to conduct its business as currently conducted (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Issuer know of any facts or circumstances that could provide a reasonable basis for any such claim, except in each case for such claims which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of the Issuer, the use of such Intellectual Property by the Issuer and its Subsidiaries does not infringe on the rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.17 ENVIRONMENTAL COMPLIANCE.

                  (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer's best knowledge, threatened by any governmental or other entity (i) with respect to any alleged material violation by the Issuer or any of its Subsidiaries of any Environmental Law, (ii) with respect to any alleged failure by the Issuer or any of its Subsidiaries to have any material permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of their businesses or (iii) with respect to any Regulated Activity or any release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) (i) Neither the Issuer nor any of its Subsidiaries has engaged in any Regulated Activity other than in compliance in all material respects with all applicable Environmental Laws and (ii) to the best knowledge of the Issuer, no release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance has occurred at or on any property now or previously owned or leased by the Issuer or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) To the best knowledge of the Issuer, there are no Environmental Liabilities that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. SECTION
         3.18 EMPLOYMENT MATTERS; ERISA.

                  (a) Issuer has made available to the Purchaser copies of the material Benefit Arrangements (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, schedule B thereto). Each material Benefit Arrangement that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified if so required and, to the knowledge of the Issuer, there has been no event since the date of such determination which would adversely affect such qualification. Each material Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that it would not have a Material Adverse Effect.
                  (b) Neither the Issuer nor any member of the ERISA Group maintains or contributes to or has maintained or contributed to any plan subject to Title IV of ERISA or any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

                  (c) Issuer has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for its retired, former or current employees, except as required to avoid excise tax under Section 4980B of the Code.

                  (d) No employee of Issuer shall become entitled to any payments or accelerated vesting of any awards merely as a result of this transaction.

         SECTION 3.19 TAXES. The Issuer and each of its Subsidiaries has filed in accordance with Applicable Law, all material Tax returns, statements, reports and forms (collectively, "RETURNS") required to be filed with any Taxing Authority when due (taking into account any extension of a required filing date); (b) at the time filed, such Returns were true, correct and complete in all material respects; (c) the Issuer and each of its Subsidiaries has timely paid all Taxes shown as due and payable on the Returns that have been filed; (d) the charges, accruals and reserves for Taxes reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate under United States generally accepted accounting principles, consistently applied, to cover the Tax liabilities accruing through the date thereof; (e) since the Balance Sheet Date, neither the Issuer nor any of its Subsidiaries has engaged in any transaction, or taken any other action, other than in the ordinary course of business, which would reasonably be expected to result in a material Tax on the Issuer or any of its Subsidiaries; (f) there is no action, suit, proceeding, investigation, audit or claim pending or, to the knowledge of the Issuer, threatened against or with respect to it or any of its Subsidiaries in respect of any Tax; (g) neither the Issuer nor any of its Subsidiaries has any obligation under any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement or any other agreement or arrangement in respect of any Tax with any Person other than the Issuer or its Subsidiaries; (h) neither the Issuer nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Issuer was the common parent; (i) proper and adequate amounts have been withheld by the Issuer and its Subsidiaries from their respective employees and other Persons for all periods in compliance in all material respects with the Tax, social security and unemployment, excise and other withholding provisions of all federal, state, local and foreign laws; (j) there is no lien in respect of any material Tax outstanding against the assets, properties or business of the Issuer or any of its Subsidiaries; and (k) the Issuer is not now, has never been and does not contemplate becoming a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury regulations thereunder.

         SECTION 3.20 REGULATORY MATTERS. The Issuer has all necessary franchises, approvals, authorizations, permits, licenses, registrations, qualifications and similar rights obtained from any federal, state or local regulatory authority ("AUTHORIZATIONS") to conduct and operate the businesses of the Issuer, except any such Authorizations which the failure to have would not, either individually or in the aggregate, have a Material Adverse Effect. The Authorizations are currently in full force and effect, are not in default, and are valid under all applicable rules and regulations according to their terms, except as would not, either individually or in the aggregate, have a Material Adverse Effect. The Issuer is in compliance with the terms and conditions of the Authorizations, including requirements for notifications, filing, reporting, posting and maintenance of logs and records, except where any failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.21 PROPERTY. The material properties held by the Issuer and its Subsidiaries conform to the description thereof in the Issuer's SEC Reports. The Issuer and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Issuer and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, encumbrances and defects except such as are disclosed in the Issuer's SEC Reports or as would not in the aggregate reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Issuer and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuer and its Subsidiaries.

         SECTION 3.22 PROXY MATERIALS. If the Issuer seeks the approval of the Issuer's stockholders in connection with the issuance of securities contemplated hereby, the proxy or information statement of the Issuer to be filed with the Commission in connection with the related shareholders meeting (the "PROXY STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Issuer, and at the time such stockholders vote on approval of the issuance of securities hereunder, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.22 will not apply to statements or omissions included in the Proxy Statement based upon information furnished in writing to the Issuer by the Purchaser specifically for use therein.

         SECTION 3.23 STATE TAKEOVER STATUTES. The Board of Directors of the Issuer, at a meeting duly called (or for which notice was duly waived by all directors of the Issuer) and held on December 13, 2000, has approved the terms of this Agreement, the Certificates of Designations, the Registration Rights Agreement and the other documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to the Purchaser of the Securities pursuant to this Agreement, and the Purchaser's acquisition of shares of Common Stock upon conversion of the Securities), and such approval constitutes approval of such transactions by the Board of Directors of the Issuer under the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), and constitutes all actions necessary to ensure that the restrictions contained in Section 203 of the DGCL will not apply to the Purchaser in connection with or as a result of such transactions. To its knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and the other documents contemplated hereby.

                                   ARTICLE 4
                 Representations and Warranties of the Purchaser

         The Purchaser hereby represents and warrants to the Issuer as of the date hereof and as of the Closing Date that:

         SECTION 4.1 CORPORATE EXISTENCE AND POWER. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or partnership powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Purchaser is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the Purchaser.

         SECTION 4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within the Purchaser's corporate or partnership powers and have been duly authorized by all necessary corporate or partnership action on the part of the Purchaser. This Agreement constitutes a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, (ii) for limitations imposed by general principles of equity and (iii) as enforcement with respect to indemnification and contribution may be limited by applicable securities laws or public policy.

         SECTION 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the Exchange Act, (ii) compliance with the applicable requirements of the HSR Act and (iii) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

         SECTION 4.4 NONCONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) violate the organizational documents of the Purchaser, (ii) assuming compliance with the matters referred to in Section 4.3, violate any Applicable Law, except for any such violation which would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby or (iii) require any consent or other action by any Person, or constitute a default, under any provision of any agreement or other instrument binding upon the Purchaser, except as to matters which would not be material to the Purchaser.

         SECTION 4.5 FINDERS' FEES. Except for Morgan Stanley Dean Witter, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 4.6 PURCHASE FOR INVESTMENT. The Purchaser is an "accredited investor" as defined in Rule 501 under the Securities Act. The Purchaser is purchasing the Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Purchaser acknowledges that the Securities will not be registered under the Securities Act and will bear a legend indicating the same.

         SECTION 4.7 PROXY MATERIALS. If the Issuer seeks the approval of the Issuer's stockholders in connection with the issuance of securities contemplated hereby, the proxy or information statement of the Issuer to be filed with the Commission in connection with the related shareholders meeting (the "PROXY STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Issuer, and at the time such stockholders vote on approval of the issuance of securities hereunder, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.7 will apply only to statements or omissions included in the Proxy Statement based upon information furnished in writing to the Issuer by the Purchaser specifically for use therein.

                                   ARTICLE 5
                            Covenants of the Issuer

         The Issuer agrees that:

         SECTION 5.1 ACCESS TO INFORMATION. From the date hereof until the Closing Date, the Issuer will (i) furnish to the Purchaser and its authorized representatives such financial and operating data and other information relating to the Issuer and its Subsidiaries as such Persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with the Purchaser and its authorized representatives in its investigation of the Issuer and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in a manner that does not interfere unreasonably with the conduct of the business of the Issuer and its Subsidiaries.

         SECTION 5.2 CERTIFICATES OF DESIGNATIONS. Prior to the Closing, the Issuer shall cause to be duly executed and filed the Certificates of Designations as required pursuant to the DGCL.

         SECTION 5.3 RESTRICTIONS PENDING THE CLOSING. From and after the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by the Purchaser, the Issuer:

                           (i) will not amend its certificate of incorporation or bylaws;

                           (ii) will not split, combine or reclassify any
                  shares of its capital stock without appropriately adjusting the conversion price and/or ratio applicable to the Securities prior to their issuance at the Closing;

                           (iii) will not declare or pay any dividend or
                  distribution (whether in cash, stock or property) in respect of its Common Stock;

                           (iv) will not issue any shares of capital stock or
                  grant or enter into any options, warrants, rights, puts, calls, commitments or other contracts, arrangements or understandings which may require the Issuer to do the same, nor will it issue or enter into any agreement, commitment, contract, arrangement or understanding to issue securities which are convertible into or exchangeable or exercisable for shares of capital stock, except for any which may be issued pursuant to those plans, agreements and arrangements disclosed in the Disclosure Letter;

                           (v) will operate its business in the ordinary course
                  and in a manner consistent with past practices and such as not to impair its ability to perform its obligations under this Agreement;

                           (vi) will not act, or fail to act, in a manner as
                  would cause it to incur liabilities (contingent or otherwise) outside of the ordinary course of its business;
                           (vii) will not take any action, or knowingly omit to
                  take any action, that could reasonably be expected to result in (A) any of the representations and warranties of the Issuer set forth in Article 3 becoming untrue or (B) any of the conditions to the obligations of the Purchaser set forth in Section 8.1 or 8.2 not being satisfied; or

                           (viii) will not enter into any agreement or
                  commitment to do any of the foregoing.

         Notwithstanding the foregoing, the Issuer may:

                           (i) sell one or more businesses or business units
                  which the Board of Directors of the Issuer has determined are not strategic to the Issuer's business, PROVIDED the aggregate proceeds from such sales do not exceed $30,000,000;

                           (ii) borrow funds from a bank, finance company or similar entity after consultation with the Purchaser; and

                           (iii) borrow funds pursuant to that certain letter
                  agreement dated the date hereof between the Issuer and Francisco Partners, L.P.

         SECTION 5.4 RESERVATION OF SHARES. For so long as any of the Securities are outstanding, the Issuer shall keep reserved for issuance a sufficient number of shares of Common

Stock, Series A Preferred and Series B Preferred to satisfy its obligations under the Certificates of Designations.

         SECTION 5.5 OTHER TRANSFERS OF RESTRICTED SECURITIES. The Issuer shall take all actions reasonably necessary to enable holders of the Series A Preferred or Series B Preferred to sell such stock and the Common Stock issuable in exchange for such stock pursuant to the Certificates of Designations without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

                                   ARTICLE 6
                           Covenants of the Purchaser

         SECTION 6.1 CONFIDENTIALITY. The Purchaser will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "REPRESENTATIVES") to hold, in confidence, unless compelled to disclose by judicial, regulatory or administrative process or by other requirements of law or a national stock exchange or over-the-counter securities market, all confidential documents and information concerning the Issuer or any of its Affiliates that are furnished to the Purchaser, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Purchaser or such Representatives, (ii) in the public domain through no fault of the Purchaser or its Representatives (with respect to information received in their capacity as such) or (iii) later acquired by the Purchaser or such Representatives from sources other than the Issuer or any of its Affiliates not known by the Purchaser or such Representatives, as applicable, to be bound by any confidentiality obligation; PROVIDED that the Purchaser may disclose such information to any of its Representatives (or its co-investors, if applicable) in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the Purchaser of the confidential nature of such information and are directed by the Purchaser to treat such information confidentially. If the Purchaser or any of its Representatives is requested to disclose any confidential information by judicial, regulatory or administrative process or by other requirements of law or a national stock exchange or over-the-counter securities market, the Purchaser will promptly notify the Issuer of such request so that the Issuer may seek an appropriate protective order. The Purchaser agrees that it will not, and will use its reasonable best efforts to cause its Representatives not to, use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Issuer and in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, the Purchaser will, and will use its reasonable best efforts to cause its Representatives to, destroy all documents and other materials, and all copies thereof, obtained by the Purchaser or on its behalf from the Issuer, or any of the Representatives, in connection with this Agreement (including documents which incorporate material therefrom) that are subject to such confidence; PROVIDED, HOWEVER, that the Purchaser and its Representatives may retain any documents or materials if advised by counsel that the same may be useful or necessary in the conduct of any legal or regulatory proceeding, but which documents or materials shall remain subject to the confidentiality requirements of this Section 6.1.

         SECTION 6.2 STANDSTILL. The Purchaser agrees that from the date hereof until the date upon which the Purchaser holds less than 75,000,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), assuming the conversion of all of the outstanding shares of the Series A Preferred into Common Stock and also assuming the conversion of all of the outstanding shares of the Series B Preferred into Common Stock as if it were convertible into Common Stock on the same basis as the Series A Preferred, will not without the prior written consent of the Issuer or the Issuer's Board of Directors: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Issuer or any wholly-owned Subsidiary thereof, or of any successor corporation; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the Rules of the Commission) to vote, or seek to advise or influence any other person or entity with respect to the voting of, any voting securities of the Issuer; (iii) make any public announcement with respect to, or make an unsolicited proposal for, or offer of any extraordinary transaction involving the acquisition of the Issuer or its securities or assets; (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing; (v) transfer any voting securities to any person or "group" in connection with any of the foregoing or
(vi) request the Issuer or any of the Issuer's representatives to amend or waive any provision of this Section 6.2.

         SECTION 6.3 HEDGING RESTRICTIONS. The Purchaser agrees to comply, and to cause its Affiliates to comply, with the Issuer's restrictions on hedging activities applied to members of its Board of Directors and which have been provided to the Purchaser on or prior to the date hereof.

         SECTION 6.4 AGREEMENT PENDING THE CLOSING. The Purchaser will not take any action, or knowingly omit to take any action, that could reasonably be expected to result in (A) any of the representations and warranties of the Purchaser set forth in Article 4 becoming untrue or (B) any of the conditions to the obligations of the Issuer set forth in Section 8.1 or 8.3 not being satisfied.

                                    ARTICLE 7
                    Covenants of the Issuer and the Purchaser

         SECTION 7.1 REQUIRED REGULATORY APPROVALS; REASONABLE BEST EFFORTS; FURTHER ASSURANCES. The Issuer and the Purchaser acknowledge that certain regulatory or governmental approvals may be required to lawfully consummate the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, the Issuer and the Purchaser will, and will cause their Affiliates to, use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Issuer and the Purchaser agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         SECTION 7.2 CERTAIN FILINGS. The Issuer and the Purchaser will, and will cause their Affiliates to, cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by the Agreements or the conversion by the Purchaser of the Purchaser's Securities and
(ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. The Issuer and the Purchaser shall (A) give the other parties prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation by or before any governmental body with respect to the transactions contemplated by the Agreements and (B) keep the other parties informed as to the status of any such action, suit, litigation, arbitration, preceding or investigation.

         SECTION 7.3 PUBLIC ANNOUNCEMENTS. Each of the parties agrees to consult with the other before issuing any press release or making any public statement with respect to any of the Agreements or the transactions contemplated hereby or thereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to receiving the consent of the other party.

         SECTION 7.4 TAX CONSISTENCY. The Issuer and Purchaser acknowledge that the Securities are intended to be treated as "common stock" for Tax purposes, and the Issuer agrees not to take any action inconsistent with such intention.

                                   ARTICLE 8
                        Conditions Precedent to Closing

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of each party hereto to consummate the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) All filings with, notifications to and consents from Regulatory Authorities required for the consummation of the Closing shall have been made or obtained, as applicable, and any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated;

                  (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing;

                  (c) The Certificates of Designations shall have been filed with the Secretary of State of the State of Delaware in accordance with the law of the State of Delaware;

                  (d) The Registration Rights Agreement, substantially in the form attached as Exhibit C, shall have been executed and delivered by the parties thereto; and

                  (e) The Nasdaq Stock Market shall have been provided with a notice of issuance for shares of Common Stock initially issuable upon conversion of the Series A Preferred; and

                  (f) No proceeding challenging the Agreements or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Governmental Authority before any court, arbitrator or governmental body, agency or official binding on any party hereto and be pending.

         SECTION 8.2 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to consummate the Closing is further subject to the satisfaction, at or prior to the Closing Date, of the following additional conditions:

                  (a) (i) The Issuer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing; (ii) the representations and warranties of the Issuer contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Closing Date and the representations and warranties of the Issuer contained herein that are not so qualified shall be true and correct in all material respects on and as of the Closing Date, in each case as if made on and as of such date (in each case except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date); the Issuer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and (iii) and the Purchaser shall have received a certificate dated the Closing Date signed by an authorized officer of the Issuer to the foregoing effect;

                  (b) The Fee Agreement shall have been executed and delivered by the Issuer to the Purchaser;

                  (c) The Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Issuer, in form and substance reasonably satisfactory to the Purchaser; and

                  (d) The Purchaser shall have received all documents reasonably requested by it relating to the existence of the Issuer, the corporate authority for the Issuer's entering into, and the validity of, the Agreements and the Securities, all in form and substance reasonably satisfactory to it.

         SECTION 8.3 CONDITIONS TO ISSUER'S OBLIGATIONS. The obligation of the Issuer to consummate the Closing is further subject to the satisfaction, at or prior to the Closing Date, of the following additional conditions:

                  (a) (i) The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of the Purchaser contained herein that are qualified as to materiality or material adverse effect shall be true and correct in all respects on and as of the Closing Date and the representations and warranties of the Purchaser contained herein that are not so qualified shall be true and correct in all material respects on and as of the Closing Date, in each case as if made on and as of such date (in each case except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date); the Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date; and (iii) the Issuer shall have received a certificate dated the Closing Date signed by an authorized officer of the Purchaser to the foregoing effect; and

                  (b) The Issuer shall have received all documents reasonably requested by it relating to the existence of the Purchaser, the authority for its entering into, and the validity of, this Agreement, all in form and substance reasonably satisfactory to it.

                                   ARTICLE 9
                                 Miscellaneous

         SECTION 9.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this Section 9.1 and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.1.

         SECTION 9.2 NO WAIVERS; AMENDMENTS.

                  (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties hereto.

         SECTION 9.3 SURVIVAL. The representations and warranties contained in this Agreement shall survive the Closing until April 1, 2002 except that (i) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.5, 4.1, 4.2, and 4.3 shall survive indefinitely and (ii) the representations and warranties contained in Sections 3.17, 3.18, 3.19 and 3.22 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof, if applicable). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their terms or, if no term is specified, indefinitely.

         SECTION 9.4 INDEMNIFICATION.

                  (a) The Issuer hereby indemnifies the Purchaser and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability, expense and claims of any kind (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by the Purchaser or any of its Affiliates arising out of any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a "WARRANTY BREACH") of the Issuer or breach of covenant or agreement made or to be performed by the Issuer pursuant to this Agreement regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of the Purchaser or any of its Affiliates; PROVIDED that with respect to indemnification by the Issuer for any Warranty Breach pursuant to this Section, (i) the Issuer shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds $2,500,000 and then only to the extent of such excess and (ii) the Issuer's maximum liability shall not exceed the amount of the Purchase Price.

                  (b) The Purchaser hereby indemnifies the Issuer and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Issuer or any of its Affiliates arising out of any Warranty Breach of the Purchaser or breach of covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of the Issuer or any of its Affiliates; PROVIDED that with respect to indemnification by the Purchaser for any Warranty Breach pursuant to this Section, (i) the Purchaser shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds $2,500,000 and then only to the extent of such excess and (ii) the Purchaser's maximum liability shall not exceed the amount of the Purchase Price.

         SECTION 9.5 PROCEDURES. The party seeking indemnification under
Section 9.4 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under

Section 9.4 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         SECTION 9.6 EXPENSES; DOCUMENTARY TAXES. Each party shall bear its own expenses in connection with the consummation of the transactions contemplated by this Agreement. The Issuer shall pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery of the Agreements or the issuance of the Securities.

         SECTION 9.7 TERMINATION.

                  (a) This Agreement may be terminated at any time prior to the Closing:

                           (i) by mutual written agreement of the Issuer and the Purchaser;

                           (ii) by the Issuer or the Purchaser if the Closing
                  shall not have been consummated on or before January 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.7(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before January 31, 2001;

                           (iii) by the Issuer or the Purchaser if there shall
                  be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable, final order, decree or judgment of any court or governmental body having competent jurisdiction;

                           (iv) by the Purchaser upon a breach of any material
                  representation, warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, or if any representation or warranty of the Issuer shall have become untrue, in either case such that the condition set forth in
                  Section 8.2(a) would not be satisfied ("TERMINATING ISSUER BREACH"); PROVIDED, HOWEVER, that, if such Terminating Issuer Breach is curable by the Issuer and for so long as the Issuer continues to exercise its reasonable best efforts to cure such Terminating Issuer Breach, the Purchaser may not terminate this Agreement under this Section 9.7(a)(iv) unless such breach is not cured within 30 days after notice thereof is provided by the Purchaser to the Issuer; or

                           (v) by the Issuer upon a breach of any material
                  representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the condition set forth in Section 8.3(a) would not be satisfied ("TERMINATING PURCHASER BREACH"); PROVIDED, HOWEVER, that, if such Terminating Purchaser Breach is curable by the Purchaser and for so long as the Purchaser continues to exercise its reasonable best efforts to cure such Terminating Purchaser Breach, the Issuer may not terminate this Agreement under this Section unless such breach is not cured within 30 days after notice thereof is provided by the Issuer to the Purchaser.

The party desiring to terminate this Agreement pursuant to clauses (ii), (iii),
(iv) or (v) above shall give notice of such termination to the other party.

                  (b) If this Agreement is terminated as permitted by Section 9.7(a), such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the willful (i) failure by any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure by any party to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation, warranty, covenant or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.1, 9.1, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11,
         9.12, 9.13 and 9.14 shall survive any termination hereof pursuant to
         Section 9.7(a).

         SECTION 9.8 SUCCESSORS AND ASSIGNS. No party may assign any of its rights and obligations hereunder without the prior written consent of the other parties hereto. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

         SECTION 9.9 GOVERNING LAW. ALL ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 9.10 JURISDICTION. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 9.12 ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement, the Certificates of Designations, the Fee Agreement, and any other documents executed concurrently herewith or referred to herein constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

         SECTION 9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 9.14 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any party, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first above written.


                                    MARCHFIRST, INC.


                                    By:    /s/ ROBERT F. BERNARD
                                           -----------------------------------
                                           Name: Robert F. Bernard
                                                 -----------------------------
                                           Title: Chief Executive Officer
                                                 -----------------------------
                                    ADDRESS FOR NOTICES:

                                       311 South Wacker Drive, Suite 3500
                                       Chicago, Illinois 60606
                                       Facsimile: 312/913-6650
                                       Attention: David P. Shelow, General
                                                  Counsel

                                    with a copy to:

                                       Katten Muchin Zavis
                                       525 West Monroe Street, Suite 1600
                                       Chicago, Illinois 60661
                                       Facsimile: 312/902-1061
                                       Attention: Matthew S. Brown
                                       and

                                       McDermott Will & Emery
                                       227 West Monroe Street
                                       Chicago, Illinois 60606
                                       Facsimile: 312/984-3669
                                       Attention: Neal J. White

                                    FP-LION, L.L.C.


                                    By:    /s/ NEIL GARFINKEL
                                           --------------------------------
                                           Name: Neil Garfinkel
                                                 --------------------------
                                           Title: Member
                                                 --------------------------
                                    ADDRESS FOR NOTICES:

                                       c/o Francisco Partners, L.P.
                                       Two Embarcadero Center, Suite 420
                                       San Francisco, CA 94111
                                       Facsimile: 415/986-1320
                                       Attention: Gerry Morgan

                                    with a copy to:

                                       Davis Polk & Wardwell
                                       1600 El Camino Real
                                       Menlo Park, CA 94025
                                       Facsimile: 650/752-2111
                                       Attention: Alan F. Denenberg

         Francisco Partners, L.P. hereby fully and unconditionally guarantees the obligations of the Purchaser under this Agreement to the same extent as if Francisco Partners, L.P. were the Purchaser, subject to all of the conditions to such obligations contained herein, and shall have available to it all of the defenses that are available to the Purchaser.

                                           FRANCISCO PARTNERS, L.P.

                                           By: /s/ NEIL GARFINKEL
                                              -------------------------------
                                           Name: Neil Garfinkel
                                                 ----------------------------
                                           Title: Partner
                                                 ----------------------------